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                                  EXHIBIT 21

            ACTIVE SUBSIDIARIES OF NATIONAL EDUCATION CORPORATION

                                                               Country or State
Subsidiaries:                                                  of Incorporation
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NATIONAL EDUCATION CORPORATION                                    DELAWARE
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NETG Holding, Inc.                                                Delaware
  Its Subsidiaries:
  -----------------
  National Education Training Group, Inc.                         Nevada
    Its Subsidiary:
    ---------------
    James Martin Insight, Inc. (51% ownership)                    Illinois
  NETG Applied Learning Ltd.                                      United Kingdom
  NETG Applied Learning GmbH                                      Germany
  Applied Learning Lernsysteme GesmbH                             Austria
  A.S.I. (Computer Training) Netherlands B.V.                     Netherlands
  A.S.I.(UK) Limited                                              United Kingdom
  Deltak Training GmbH                                            Germany
  Spectrum Interactive Incorporated                               Delaware

ICS Learning Systems, Inc.                                        Delaware
  Its Subsidiaries:
  -----------------
  International Correspondence Schools Canadian, Limited          Canada
  International Correspondence Schools, Inc.                      Pennsylvania
    Its Subsidiary:
    ---------------
    ICS Intangibles Holding Company                               California
  Intertext Group Limited                                         England
    Its Subsidiaries:
    -----------------
    The School of Accountancy Limited                             Scotland
    International Correspondence Schools Limited                  England
    International Correspondence Schools (Overseas) Limited       England
    International Correspondence Schools (Australasia) Limited    Australia
      Its Subsidiary:
      ---------------
      International Correspondence Schools (New Zealand) Limited  New Zealand
  National Learning Systems, Inc.                                 Delaware
  NBD Incorporated                                                Delaware

National Education Centers, Inc.                                  California
  Its Subsidiary:
  ---------------
  Bauder Fashion College, Inc.                                    Florida

National Education Credit Corporation                             California

National Education Enterprises, Inc.                              California

National Education International Corp.                            California

National Education Payroll Corp.                                  California

NEC Sub, Inc.                                                     California

Steck-Vaughn Publishing Corporation                               Delaware
  Its Subsidiary:
  ---------------
  Steck-Vaughn Company                                            Delaware